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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 24, 2007

                             VOYAGER PETROLEUM, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


          Nevada                       000-32737                 88-049002272
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

                   16 EAST HINSDALE AVENUE, HINSDALE, IL 60521
                   -------------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (630) 325-7130

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                                   61 Broadway
                            New York, New York 10006
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MARTIAL DEFINITIVE AGREEMENT

On April 24, 2007, Voyager Petroleum, Inc. (the "Company") and Jefferson Stanley ("Executive") entered into a Separation and Release Agreement (the "Agreement") pursuant to which in consideration for Executive resigning as Chief Executive Officer, Chief Financial Officer and Director of the Company, Executive shall receive (i) 362,904 shares of common stock for accrued and unpaid salary for services rendered prior to April 24, 2007 in the aggregate principal amount of $22,500 (based upon the closing bid price of the Company's common stock on the Over-The-Counter Bulletin Board on April 24, 2007, which was $0.062), (ii) 564,517 shares of common stock for an accrued and unpaid bonus for services rendered prior to April 24, 2007 in the aggregate principal amount of $35,000 (based upon the closing bid price of the Company's common stock on the Over-The-Counter Bulletin Board on April 24, 2007, which was $0.062), (iii) $18,750 payable in cash as severance, to be made in installment payments of $9,375, payable on or before May 15, 2007 and May 30, 2007, respectively, and
(iv) reimbursement for up to $1,200 in reasonable expenses incurred by Executive prior to April 24, 2007. The shares to be issued to Executive as set forth above, as well as 2,000,000 shares of common stock underlying an option granted to Executive on August 29, 2006, shall be included for registration on Form S-8 no later than May 15, 2007. Executive also agreed to convert all of the shares of Series A Preferred Stock of the Company which he owns into an aggregate of 500,000 shares of common stock of the Company.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 24, 2007, Jefferson Stanley resigned as the Chief Executive Officer, Chief Financial Officer and Director of the Company. There was no disagreement or dispute between Mr. Stanley and the Company which led to his resignations.

In addition, on April 30, 2007 the Board of Directors of the Company appointed Cathy A. Persin, the Company's Vice President and Corporate Secretary, as the Company's Chief Financial Officer, to fill the vacancy created by Mr. Stanley's resignation. There are no understandings or arrangements between Ms. Persin and any other person pursuant to which Ms. Persin was selected as an executive officer. Ms. Persin does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer. Ms. Persin has served as Vice President and Corporate Secretary of the Company since April 2004.

On March 1, 2004, the Company, through its wholly-owned subsidiary, Silicon Film Technologies, Inc. (Silicon) entered into an employment agreement with Cathy A. Persin to serve as its Project Administrator and to receive an annual salary of $75,000. Pursuant to the terms of the agreement, Silicon is to employ Ms. Persin for an unspecified term. On April 28, 2004, Ms. Persin was promoted to Vice President and Corporate Secretary of Voyager Petroleum, Inc. and received an option to purchase 188,095 shares of the Company's common stock at a strike price of $0.25 per share. In June, 2004 her annual salary was increased to $90,000 in recognition of these appointments. On January 12, 2006, Ms. Persin exercised the previously granted option and acquired the 188,095 shares of common stock for an aggregate purchase price of $47,023.75. In March, 2006, her salary was increased to $120,000 annually as she took on additional responsibilities. The Company and Ms. Persin have not amended her compensatory arrangement as a result of her appointment as Chief Financial Officer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Not applicable.

(b)      PRO FORMA FINANCIAL INFORMATION.

         Not applicable.

(c)      EXHIBITS.


EXHIBIT NUMBER                          DESCRIPTION
----------------  --------------------------------------------------------------

10.1 Separation and Release Agreement, dated as of April 24, 2007, by and between Voyager Petroleum, Inc. and Jefferson Stanley

10.2 Employment Agreement, dated March 1, 2004, by and between Silicon Film Technologies, Inc. and Cathy A. Persin


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      VOYAGER PETROLEUM, INC.


Date: May 1, 2007                                     /S/ SEBASTIEN DUFORT
-----------------                                     --------------------
                                                      Sebastien DuFort
                                                      President